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Exhibit 4.7

FIRST AMENDMENT TO AMENDED AND RESTATED FOUR YEAR
REVOLVING TERM CREDIT AGREEMENT

MADE as of October 31, 2003

BETWEEN:

      CELESTICA INC., a corporation incorporated under the laws of the Province of Ontario, and CELESTICA INTERNATIONAL INC., a corporation incorporated under the laws of the Province of Ontario, as Borrowers,

— and —

      THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY TO THE CREDIT AGREEMENT, as Lenders,

— and —

      THE BANK OF NOVA SCOTIA, as Administrative Agent.

RECITALS:

        A.    Celestica Inc. ("Celestica"), Celestica International Inc. ("International"), The Bank of Nova Scotia, as Administrative Agent, and the financial institutions named therein as Lenders are parties to the Amended and Restated Four Year Revolving Term Credit Agreement dated as of December 17, 2002 (together with all schedules attached thereto, the "Credit Agreement"); and

        B.    The parties to the Credit Agreement wish to amend the Credit Agreement on the terms and conditions set forth herein.

        THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

        Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings attributed to them in the Credit Agreement, and:

        "Agreement" means this agreement, as the same may be amended, restated, replaced or superseded from time to time;

        "Closing" means the time at which the terms of this Agreement shall become effective, including, without limitation, the satisfaction of the conditions precedent set out in Section 3.1; and

        "Credit Agreement" has the meaning specified in the first recital hereof.

1.2   Headings

        The division of this Agreement into Articles and Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation hereof. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto.

1.3   Extended Meanings

        Words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.

1.4   Cross References

        Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in the Article, Section or definition to any Clause are references to such Clause of such Article, Section or definition.

1.5   Reference to Administrative Agent or Lenders

        Any reference in this Agreement to the Administrative Agent or a Lender shall be construed so as to include its permitted successors, transferees or assigns under the Credit Agreement in accordance with their respective interests.

1.6   Severability

        In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

1.7   Currency

        All monetary amounts in this Agreement refer to United States Dollars unless otherwise specified.

1.8   References to Agreements

        Except as otherwise provided herein, any reference herein to this Agreement, the Credit Agreement and any other Loan Document or any other agreement or document shall be construed to be a reference to this Agreement, the Credit Agreement or such Loan Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, restated, extended, supplemented or replaced.

1.9   Effect on the Credit Agreement

        On and after the date of this Agreement, each reference in the Credit Agreement to "this Agreement" and each reference to the Credit Agreement in the Loan Documents and any and all other agreements, documents and instruments delivered by any of the Lenders, the Administrative Agent, the Borrowers, the Guarantors or any other Person shall mean and be a reference to the Credit Agreement as amended by this Agreement. Except as specifically amended by this amending agreement, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 2
AMENDMENTS

2.1   Financial Covenants

  (a)
  Section 7.3(a) of the Credit Agreement is hereby deleted and replaced with the following:

    "(a) Minimum Tangible Net Worth. Celestica shall maintain, at all times, a minimum Tangible Net Worth in an amount that shall not be less than an amount equal to the sum of U.S.$ 1,600,000,000, plus 50% of cumulative annual positive Net Income commencing with the fiscal year ending December 31, 2003 and in each subsequent fiscal year, subject to the following sentence. The minimum Tangible Net Worth that must be maintained by Celestica shall be reduced by an amount equal to the aggregate purchase price paid for subordinate voting shares in the capital of Celestica purchased at Arm's Length by Celestica commencing October 1, 2003, subject to an aggregate limit on such amount deducted on account of such share purchases since October 1, 2003, of U.S.$ 250,000,000. For clarity, the foregoing limit of U.S.$ 250,000,000 shall not in any way be interpreted as limiting or restricting Celestica's ability to spend more than U.S.$ 250,000,000 to purchase subordinate voting shares in the capital of Celestica at Arm's Length."; and

  (b)
  Exhibit 1 to Schedule D to the Credit Agreement is hereby deleted and replaced with Exhibit 1 to this Agreement.

ARTICLE 3
CONDITIONS PRECEDENT

3.1   Conditions for Closing

        The following conditions shall be satisfied by the Borrowers contemporaneously with their execution and delivery of this Agreement:

  (a)
  each Borrower shall have duly authorized, executed and delivered to the Administrative Agent each of the Loan Documents to which it is a party and which is required to be delivered pursuant to this Agreement, and each such Loan Document shall constitute a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms;

  (b)
  each Borrower shall have delivered to the Administrative Agent:

  (i)
  a certified copy of its Organic Documents;

  (ii)
  a certified copy of the resolutions authorizing it to enter into, execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder;

  (iii)
  a certificate as to the incumbency of its officers signing the Loan Documents to which it is a party; and

  (iv)
  a certificate of status, good standing or like certificate with respect to such Borrower issued by the appropriate government officials of the jurisdiction of its incorporation;

  (c)
  there shall have been no Material Adverse Change since September 30, 2003;

  (d)
  no Default or Event of Default shall have occurred and be continuing;

  (e)
  opinions of Borrowers' Counsel, in form and substance satisfactory to the Lenders' counsel and the Administrative Agent, acting reasonably, shall have been delivered to the Administrative Agent;

  (f)
  the Borrowers shall have paid all fees and expenses that are due to the Administrative Agent or the Lenders and related to the Facility and this Agreement; and

  (g)
  Celestica, on behalf of itself and International, shall pay to the Administrative Agent for the account of the Lenders who have consented to this Agreement an amendment fee of 10 basis points on the aggregate Commitments.

3.2   Conditions for Material Restricted Subsidiaries

        The following conditions shall be satisfied by the Material Restricted Subsidiaries within forty-five (45) days of the date of this Agreement, or such later date as Celestica and the Administrative Agent, for and on behalf of the Lenders, may agree:

  (a)
  opinions of local counsel to each Material Restricted Subsidiary, in form and substance satisfactory to the Lenders' Counsel and the Administrative Agent, acting reasonably, shall have been delivered to the Administrative Agent; and

  (b)
  each Material Restricted Subsidiary shall have delivered to the Administrative Agent all documents, agreements, instruments and certificates requested by the Administrative Agent or the Lenders' Counsel, acting reasonably.

        The conditions set forth in this Article 3 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on behalf of the Lenders in whole or in part, with or without terms or conditions.

ARTICLE 4
GENERAL

4.1   Survival

        All covenants, agreements, representations and warranties made herein or in the Credit Agreement or in certificates delivered in connection with the Credit Agreement by or on behalf of the Borrowers and each Guarantor shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as there is any obligation of the Borrowers and each Guarantor to the Agents and the Lenders under the Credit Agreement.

4.2   Benefit of the Agreement

        This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Borrowers and the successors and permitted assigns of the Administrative Agent and the Lenders.

4.3   Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Administrative Agent, Lenders and Borrowers agree that any legal suit, action or proceeding arising out of this Agreement, the Credit Agreement or any Loan Document may be instituted in the courts of the Province of Ontario, and the Administrative Agent, Lenders and Borrowers hereby accept and irrevocably submit to the nonexclusive jurisdiction of said courts and acknowledge their competence and agree to be bound by any judgment thereof.

4.4   Further Assurances

        Each Obligor shall promptly cure any default in its execution and delivery of this Agreement or in any of the other instruments referred to or contemplated herein to which it is a party. Each Obligor, at its expense, will promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent, upon request, all such other and further documents, agreements, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of such Obligor hereunder or more fully to state the obligations of such Obligor as set out herein or to make any recording, file any notice or obtain any consents, all as may be necessary or appropriate in connection therewith.

4.5   No Waiver, etc.

        The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided, operate as a waiver of any right, power or remedy of the Administrative Agent or any of the Lenders under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents.

4.6   Execution in Counterparts

        This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

        IN WITNESS WHEREOF the Borrowers, the Lenders and the Administrative Agent have executed this Agreement.

CELESTICA INC.

By:	/s/ GRAHAM THOURET Name: Graham Thouret Title: Senior Vice President — Finance

By:	/s/ PAUL NICOLETTI Name: Paul Nicoletti Title: Vice President and Corporate Treasurer

CELESTICA INTERNATIONAL INC.

By:	/s/ GRAHAM THOURET Name: Graham Thouret Title: Senior Vice President — Finance

By:	/s/ PAUL NICOLETTI Name: Paul Nicoletti Title: Vice President and Corporate Treasurer

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ ANUJ DHAWAN Name: Anuj Dhawan Title: Associate Director

By:	/s/ ALASTAIR BORTHWICK Name: Alastair Borthwick Title: Director

THE BANK OF NOVA SCOTIA

By:	/s/ STEVE TORRENS Name: Steve Torrens Title: Managing Director, Corporate Banking — Communications & Technology

By:	/s/ DEREK ORANGE Name: Derek Orange Title: Associate Director, Corporate Banking — Communications & Technology

BANK OF AMERICA, NATIONAL ASSOCIATION, CANADA BRANCH

By:	/s/ NELSON LAM Name: Nelson Lam Title: Vice-President

ROYAL BANK OF CANADA

By:	/s/ STEPHANIE BABICH-ALLEGRA Name: Stephanie Babich-Allegra Title: Authorized Signatory

Signature Page for Canadian Imperial Bank of Commerce, as Lender

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ STEVE NISHIMURA Name: Steve Nishimura Title: Executive Director

By:	/s/ DAVID J. COHEN Name: David J. Cohen Title: Director

Signature Page for Citibank N.A., Canada Branch, as Lender

CITIBANK N.A., CANADA BRANCH

By:	/s/ DALJEET LAMBA Name: Daljeet Lamba Title: Authorized Signatory

Signature Page for Credit Suisse First Boston, Toronto Branch, as Lender

CREDIT SUISSE FIRST BOSTON, TORONTO BRANCH

By:	/s/ ALAIN DAOUST Name: Alain Daoust Title: Director

By:	/s/ PETER CHAUVIN Name: Peter Chauvin Title: Vice President

Signature Page for Deutsche Bank AG, Canada Branch, as Lender

DEUTSCHE BANK AG, CANADA BRANCH

By:	/s/ ROBERT A. JOHNSON Name: Robert A. Johnson Title: Vice President

By:	/s/ MARIA GOZEN Name: Maria Gozen Title: Vice President

Signature Page for Bank of Nova Scotia (on its own account), as Lender in respect of the Commitment of The Royal Bank of Scotland Plc

THE BANK OF NOVA SCOTIA (on its own account and not as agent), as Lender in respect of the Commitment of The Royal Bank of Scotland Plc

By:	/s/ STEVE TORRENS Name: Steve Torrens Title: Managing Director, Corporate Banking — Communications & Technology

By:	/s/ DEREK ORANGE Name: Derek Orange Title: Associate Director, Corporate Banking — Communications & Technology

Signature Page for National Bank of Canada, as Lender

NATIONAL BANK OF CANADA

By:	/s/ ED SUSTAR Name: Ed Sustar Title: Vice President

By:	/s/ IAN GILLESPIE Name: Ian Gillespie Title: Vice President

EXHIBIT 1 TO FIRST AMENDMENT TO AMENDED AND
RESTATED FOUR YEAR REVOLVING TERM CREDIT AGREEMENT

EXHIBIT 1

Calculation of Tangible Net Worth

1.	Capital stock	$
2.	Preferred stock	$
3.	Paid-in capital	$
4.	Retained earnings	$
5.	Cumulative translation adjustment (positive or negative)	$
6.	Patents, patent applications, trade-marks, service marks, industrial designs, copyright and trade-marks	($	)
7.	Goodwill and other intangibles	($	)
8.	Any equity in, loan to or other investment or interest in an Unrestricted Subsidiary whatsoever	($	)

	Tangible Net Worth	$
Calculation of Covenant Level
9.	Opening Tangible Net Worth as set out in Section 9.3(a)	$
10.	Plus 50% of cumulative annual consolidated positive Net Income, commencing with the fiscal year ending December 31, 2003	$
11.	Less aggregate purchase price paid for subordinate voting shares in the capital of Celestica purchased at Arm's Length by Celestica, commencing October 1, 2003 (subject to an aggregate deduction limit of U.S. $250,000,000), as set out in Annex A	($	)

	Total	$

ANNEX A
TO EXHIBIT 1

Aggregate Purchase Price for Subordinate Voting Shares in the Capital of Celestica
Purchased at Arm's Length by Celestica

During all fiscal quarters commencing October 1, 2003, to and including the fiscal quarter commencing:
• (1)	$	•
Plus fiscal quarter commencing:
• (2)	$	•
Total	$	•

(1)
All previous fiscal quarters, commencing on October 1, 2003, up to and including the fiscal quarter immediately prior to the most recently completed fiscal quarter.
(2)
The most recently completed fiscal quarter, which is the subject of the Quarterly Certificate on Covenants to which this Exhibit and Annex are attached.

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FIRST AMENDMENT TO AMENDED AND RESTATED FOUR YEAR REVOLVING TERM CREDIT AGREEMENT
EXHIBIT 1 TO FIRST AMENDMENT TO AMENDED AND RESTATED FOUR YEAR REVOLVING TERM CREDIT AGREEMENT EXHIBIT 1 Calculation of Tangible Net Worth
ANNEX A TO EXHIBIT 1
Aggregate Purchase Price for Subordinate Voting Shares in the Capital of Celestica Purchased at Arm's Length by Celestica